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Exhibit 32.1

Certification of CEO and CFO Pursuant to
18 U.S.C. Section 1350,
as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

        In connection with the Quarterly Report on Form 10-Q of Virgin Media Inc. and Virgin Media Investment Holdings Limited (the "Registrants") for the three and nine months ended September 30, 2007 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Neil Berkett, as Acting Chief Executive Officer of the Registrants, and Jacques Kerrest, as Chief Financial Officer of the Registrants, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, that:

        (1)   The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

        (2)   The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrants.

/s/ NEIL BERKETT Name: Neil Berkett Title: Acting Chief Executive Officer Date: November [8], 2007
/s/ JACQUES KERREST Name: Jacques Kerrest Title: Chief Financial Officer Date: November [8], 2007

        A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Registrants and will be retained by the Registrants and furnished to the Securities and Exchange Commission or its staff upon request.

        This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Registrants for purposes of Section 18 of the Securities Exchange Act of 1934.

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  Exhibit 32.1
Certification of CEO and CFO Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002